EXHIBIT 3A
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        GREEN MOUNTAIN POWER CORPORATION
                                    Section 1

                       NAME, PRINCIPAL OFFICE AND DURATION
Section 1.01. The name of this corporation is Green Mountain Power Corporation. It is a corporation organized for profit and has its principal office in the Town of Colchester, Vermont. The period of its duration is perpetual.

                                    Section 2
                         THE PURPOSES OF THE CORPORATION
Section 2.01. The corporation is organized for the purposes of doing in the State of Vermont any and all of the things herein set forth, viz: To generate, produce, buy or in any manner acquire, and to sell, dispose of and distribute electricity for light, heat, power and other purposes and to carry on the business of furnishing, supplying, manufacturing and vending, light, heat and power, and further to manufacture, sell, produce or otherwise acquire, and to supply for public use, gas for light, heat or power, and further to construct, develop, improve, acquire, hold, own, lease, maintain and operate plants, facilities, water powers and other works for the manufacture, generation, production, accumulation, transmission and distribution of electric energy for light, heat, power and other purposes, and to exercise rights of condemnation and eminent domain in connection with the doing of its business, objects and purposes as herein set forth so far as may be permissible by law; and to do, within the State of Vermont or elsewhere, any and all such other acts and things and engage in any lawful business as are permitted to be done by a corporation organized under the Vermont Business Corporation Act of the State of Vermont.

                                    Section 3
                            AUTHORIZED CAPITAL STOCK
Section 3.01. The number of authorized shares of capital stock of Green Mountain Power Corporation is 442,430 shares of Preferred Stock of the par value of one hundred dollars ($100) per share; 50,000 shares of Preference Stock of the par value of one hundred dollars ($100) per share; and 10,000,000 shares of Common Stock of the par value of three dollars thirty-three and one-third cents ($3.33 1/3) per share.

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                                    Section 4
                                   DEFINITIONS
Section 4.01. The term "Preferred Stock" shall mean any class of Preferred Stock described in or created pursuant to Section 5 and any other class of stock with respect to which dividends and amounts payable upon liquidation, dissolution or winding up of the Corporation shall be payable on a parity with the amounts thereof in respect of such Preferred Stock, notwithstanding that any such other class of Preferred Stock, may have a dividend rate, redemption prices, amounts payable thereon upon liquidation, dissolution or winding up, sinking or purchase fund, voting rights and other terms and provisions varying from those described in Section 5.
Section 4.02. The term "Junior Stock" shall mean the Common Stock and stock of any other class ranking junior to the Preferred Stock in respect of dividends and amounts payable upon any liquidation, dissolution or winding up of the Corporation.

                                    Section 5
                                 PREFERRED STOCK
Section 5.01. Shares of Preferred Stock may be issued in one or more classes or series. Subject to applicable laws, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of any classes or series of Preferred Stock before the issuance of any shares of that class or series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, dividends and other distributions and preference on dissolution or otherwise. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of each series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class. In order for the Board of Directors to establish a class or series of Preferred Stock they shall adopt a resolution setting forth the designation of the class or series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by these Articles of Incorporation. Prior to the issue of any shares of any class or series of Preferred Stock there shall be filed in the office of the Secretary of State of the State of Vermont such statement as is required by law and upon filing of such statement by said Secretary of State the resolution establishing and designating the class or series of Preferred Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Incorporation.


                                    Section 6
                                PREFERENCE STOCK
Section 6.01. Of the authorized stock of the Corporation there shall be a class, to consist of 50,000 shares, designated as "Preference Stock", which may be divided into and issued in classes or series, which shall rank junior to the
       Preferred Stock in respect of dividends and amounts payable upon any dissolution, liquidation, or winding up of the Corporation, shall be "Junior Stock" within the meaning of Section 4.02, and which shall otherwise have the terms and provisions hereinafter in this Section 0 set forth or provided for.
    (a) Designation. Each class or series of such Preference Stock shall be so designated, in the manner hereinafter provided, as to distinguish the shares thereof from the shares of all other series and classes.

(b) Dividend Rights. Dividends in full shall not be paid or set apart for payment on any class or series of Preference Stock for any dividend period unless dividends in full have been or are contemporaneously paid or set apart for payment on all outstanding shares of all classes or series of Preference Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on all classes or series of Preference Stock, the shares of each class or series of Preference Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were paid in full. So long as any shares of Preference Stock are outstanding, no dividends shall be declared or paid or set apart for, nor any other distribution made in respect of, the shares of Common Stock (other than dividends or distributions payable in shares of Common Stock), nor any sums applied to the purchase, redemption or other retirement of Common Stock (other than in exchange for or from the proceeds of sale of other shares of Common Stock), unless full dividends on all shares of Preference Stock of all issues outstanding, and on all outstanding stock of any class or series ranking as to dividends prior to the Preference Stock, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preference Stock shall not bear interest.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of Preference Stock shall be entitled to receive, for each share thereof, such amount as shall be provided for shares of such class or series in the manner hereinafter set forth, before any distribution of the assets shall be made to the holders of shares of Common Stock; but the holders of Preference Stock shall be entitled to no further participation in such distribution. A consolidation or merger of the Corporation with or into any other corporation or a statutory share exchange for the shares of any other corporation or the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, or any purchase or redemption of stock of the Corporation of any class or series of Preference Stock (or of any class ranking as to dividends prior to the Preference Stock) shall not be deemed a dissolution, liquidation, or winding up of the Corporation within the meaning of this paragraph (c).

(d) Voting Rights. The holders of Preference Stock shall not be entitled to vote except (i) as provided in paragraph (e) of this Section0, and (ii) as may from time to time be required by the laws of the State of Vermont. No consent of any of the holders of any class or series of Preference Stock specified in subparagraph (i) of this paragraph (d) shall be required, if provision is made for the redemption of all shares of such class or series of Preference Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the purchase, redemption or other retirement of all shares of such class or series of Preference Stock at the time outstanding.

(e) Restrictions on Corporate Action. So long as any Preference Stock is outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of all classes and series of Preference Stock entitled to vote thereon, (i) create or authorize any shares of any class of stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or any obligation or security convertible into stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or (ii) amend, change, or repeal any of the express terms of the Preference Stock outstanding in any manner adverse to the holders thereof, except that if such amendment change, or repeal is adverse to the holders of less than all series of Preference Stock, the consent of only the holders of two-thirds of the aggregate number of shares of the series thereof entitled to vote thereon and so affected shall be required.

(f) Other Rights and Preferences. All shares of Preference Stock shall be identical except that there may be variations between different classes or series of Preference Stock with respect to (1) the rate of dividend; (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (3) the amount payable upon shares in event of voluntary or involuntary liquidation; (4) sinking fund provisions, if any, for the redemption or purchase of shares; and (5) the terms and conditions, if any, on which shares may be converted. The Board of Directors shall have authority, within the limitations set forth herein and imposed by law, to fix and determine the relative rights and preferences of the shares of any series established by the Board of Directors to the extent that such relative rights and preferences are not established by these Articles of Incorporation.

(g) Procedure for Establishment of Class or Series of Preference Stock. In order for the Board of Directors to establish a class or series of Preference Stock they shall adopt a resolution setting forth the designation of the class or series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by these Articles of Incorporation. Prior to the issue of any shares of any class or series of Preference Stock there shall be filed in the office of the Secretary of State of the State of Vermont such statement as is required by law and upon filing of such statement by said Secretary of State the resolution establishing and designating the class or series of Preference Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Incorporation.
                                    Section 7
                                  MISCELLANEOUS
Section 7.01. Subject to the voting rights expressly conferred upon the Preferred Stock in accordance with Section 0 and upon the Preference Stock by
Section 0 and the voting rights of any class of Junior Stock (other than Common Stock) outstanding, the holders of Common Stock shall exclusively possess full voting rights for the election of directors and for all other purposes. Each holder of record of shares of any class or series of stock entitled to vote at any meeting of shareholders, or of holders of any class or series of stock, shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held and owned by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy.
     Except as herein expressly provided, or mandatorily provided by the laws of the State of Vermont, a quorum of any one or more classes or series of stock entitled to vote as a class at any meeting shall consist of a majority of the outstanding shares of such classes or series, as the case may be. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
No holders of any class or series of stock shall be entitled to receive notice of any meeting of holders of any other class or series of stock at which they are not entitled to vote.
Section 7.02. Pre-emptive Rights. No holder of any stock, or of rights or options to purchase stock, of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to purchase or subscribe for any part of any stock of the Corporation, now or hereafter authorized, or any bonds, certificates of indebtedness, debentures, options, warrants or other securities convertible into or evidencing the right to purchase stock of the Corporation, but any such stock or securities convertible into or evidencing the right to purchase stock may at any time be issued and disposed of by the Board of Directors to such purchasers, in such manner, for such lawful consideration and upon such terms as the Board of Directors may, in its discretion, determine without offering any thereof on the same terms or on any terms to all or any shareholders, as such, of the Corporation.

Section 7.03. Scrip Certificates. No certificates for fractional shares of any class of stock shall be issued. In lieu thereof scrip certificates may be issued by the Corporation representing rights to such fractional shares and exchangeable, when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates will not be entitled to any rights as shareholders of the Corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the Board of Directors of the Corporation, be in bearer form, shall be non-dividend bearing, non-voting and shall have such expiration date as the Board of Directors of the Corporation shall determine at the time of the authorization or issuance of such scrip certificates.

Section 7.04. Amendments of Articles of Incorporation. Unless otherwise required by law and subject to the rights of any class of stock hereafter created, these Articles may-
(a)without  any  vote  or  consent  of  holders of Preferred Stock or Preference
Stock, be amended to increase the maximum number of authorized shares of Preferred Stock or Preference Stock and to create and authorize a number of shares of one or more different classes or series of Preferred Stock or Preference Stock with terms and provisions permitted by Section 5.01 or Section0, as applicable; or
(b)without any vote or consent of holders of Preferred Stock or Preference Stock except as required by the laws of the State of Vermont, be amended in any other respect.
     The provisions of these Articles, except as expressly otherwise provided, may be amended or altered by a vote of the holders of a majority of the Common Stock of the Corporation then issued, outstanding and entitled to vote, unless a greater proportion thereof is required by law, in which case such greater proportion will control.
Section  7.05.  Prevention  of  Certain  Repurchases  of  Common  Stock.
     (A) Neither the Corporation nor any Subsidiary (as defined in Section 7.06) shall make any purchase or other acquisition, directly or indirectly, in one or more transactions, of any share of Common Stock of the Corporation known by the Corporation to be beneficially owned by any Related Person (as defined in Section 7.06), who has beneficially owned such shares for less than two years prior to the date of such purchase or acquisition, at a price that is greater than the Fair Market Value (as defined in Section 7.06), except as hereinafter expressly provided, unless such purchase or other acquisition is approved by the affirmative vote of the greater of (i) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (ii) the holders of the sum of (a) the number of shares of Common Stock of the Corporation then beneficially owned by such Related Person, plus (b) a majority of the Common Stock of the Corporation not owned by such Related Person. The approval requirements set forth in the preceding sentence must be complied with notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but compliance with the approval requirements set forth in the preceding sentence shall not be required with respect to any purchase or any other acquisition by the Corporation or any Subsidiary of Common Stock (1) as a part of a tender or exchange offer made on the same terms to all holders of Common Stock or to all holders of less than 100 shares of the Common Stock in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (2) as part of an open-market purchase program approved by a majority of the Continuing Directors, or (3) from any employee benefit plan of the Corporation.
(B) In addition to any affirmative vote otherwise required by law or the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the greater of (1) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (2) the holders of the sum of the number of shares of Common Stock of the Corporation owned by all Related Persons plus a majority of the Common Stock of the Corporation not owned by any Related Person shall be required to alter, amend or repeal this Section 7.05; provided, however, that such affirmative vote shall not be required for any alteration, amendment or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).
Section  7.06.  Mergers  and  Certain  Other  Business  Combinations.
     (A) As used in this Section 7.06 or as otherwise expressly indicated in these Articles of Incorporation, the following definitions shall apply:
1. An "Affiliate" of a Person, or a Person "Affiliated" with a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
2. The term "Associate" when used to indicate a relationship with any Person shall mean (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director, officer, partner or direct or indirect beneficial owner of ten percent (10%) or more of any class of equity securities of any corporation or organization referred to in clause (a) above.
3. The term "Announcement Date" shall mean the date of the first public announcement of a proposed Business Combination.
4. A Person shall be a "beneficial owner" of any Common Stock of the Corporation (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding, or pursuant to the power to revoke, or the automatic termination of any trust, discretionary account or similar arrangement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) of which such Person or any of its Affiliates or Associates has the right to dispose, or to direct the disposition. For the purpose of determining whether a Person or group of Persons is a Related Person, the number of shares of Common Stock of the Corporation deemed to be outstanding shall include shares deemed beneficially owned by such Person or group of Persons through application of this paragraph, but shall not include any other shares of Common Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.
5. The term "Business Combination" shall mean (a) any merger or consolidation or statutory share exchange of the Corporation or any Subsidiary with (i) any Related Person or (ii) any other Person or group of Persons (whether or not constituting a Related Person) which is or after such merger or consolidation or share exchange would be a Related Person or Affiliate or Associate of a Related Person, irrespective of whether the Corporation or any Subsidiary is the surviving entity; or (b) any of the following transactions (in one transaction or a series of transactions) with, to or for the benefit of any Related Person and involving the acquisition of assets or securities, or involving any commitments, of the Corporation or any Subsidiary by or for the benefit of any Related Person or any Affiliate or Associate of any Related
Person: any sale, lease, exchange, mortgage, pledge, transfer or other disposition (other than a mortgage or pledge not made to avoid the requirements of this Section), investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint-venture participation or other arrangement having an aggregate Fair Market Value and/or involving aggregate commitments of $5,000,000 or more or constituting more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Common Stock of the Corporation) or five percent (5%) of the shareholders' equity (in the case of transactions in Common Stock of the Corporation) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize pursuant to Section 7.06(B) the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate or Associate thereof (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation or any such Subsidiary); or (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of, or voted for or consented to by, a Related Person or Affiliate or Associate thereof; or (e) any of the following actions that has the effect, directly or indirectly, of increasing the proportionate share of Common Stock of the Corporation or of any equity securities of a Subsidiary that is beneficially owned by any Related Person or any Affiliate or Associate of any Related Person: any reclassification of the securities (including any reverse stock split) or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with or into or any statutory share exchange for the shares of any of its Subsidiaries or any other transaction (whether or not with a Related Person or any Affiliate or Associate thereof) or (f) any other transaction or series of transactions that is similar in purpose or effect to, or any agreement, contract or other arrangement providing for any one or more of, the actions specified in the foregoing clauses (a) through (e).
6. The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who (a) is not a Related Person or an Affiliate or Associate of a Related Person and (b) was a member of the Board of Directors prior to the time that a Related Person became a Related Person. "Continuing Director" shall include any successor of a Continuing Director as defined in the preceding sentence, while such successor is a member of the Board of Directors, who is recommended or elected to succeed the predecessor Continuing Director by a majority of Continuing Directors then in office.
7. The term "Determination Date" shall mean the date on which a Related Person becomes a Related Person.
8. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of Common Stock of the Corporation or other stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.
9. The term "Person" shall mean any individual, firm, corporation, unincorporated association or other entity of any kind.
10. The term "Related Person" shall mean (a) any Person or any Affiliate or Associate thereof (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of five percent (5%) or more of the then-outstanding shares of Common Stock of the Corporation (any such five percent (5%) or more ownership to be hereinafter referred to as a "Five Percent Interest"); or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of a Five Percent Interest; or
(iii) is an assignee of or has otherwise succeeded to any shares of Common Stock of the Corporation which were at any time within five years prior to the date in question beneficially owned by any Related Person as described in the preceding subsections (i) and (ii), and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended; and (b) any group of two or more persons who (i) through any agreement, arrangement or understanding, act together for the purpose of acquiring, holding, voting or disposing of Common Stock of the Corporation, and (ii) otherwise constitute, in the aggregate, a Related Person as described in the preceding clause (a). Any group within the meaning of clause (b) of the preceding sentence shall be deemed to have acquired beneficial ownership of all Common Stock of the Corporation beneficially owned by any Person who is a member of such group.
11. The term "Subsidiary" means any corporation of which a majority of the outstanding securities representing the right generally to vote for the election of directors is owned by the Corporation and/or one or more of the Corporation's other Subsidiaries.
12. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subsection (C)(1) of Section 7.06 includes the shares of Common Stock of the Corporation and/or the shares of any other class or series of capital stock of the Corporation retained by the holders of such shares.
(B) Unless a Business Combination shall have been approved by a majority of the Continuing Directors (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Common Stock of the Corporation that caused a Related Person to become a Related Person), then, in addition to any affirmative vote required by law or the Articles of Incorporation or the Bylaws of the Corporation, a Business Combination shall require the affirmative vote of not less than eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.
(C) In addition to the voting requirements set forth in subsection (B) above, unless a Business Combination shall have been approved by a majority of the Continuing Directors, a Business Combination shall require that all of the following conditions be met with respect to the Common Stock of the Corporation, whether or not the Related Person has previously acquired beneficial ownership of any shares of the Common Stock of the Corporation:
1. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by the holders of Common Stock of the Corporation in connection with such Business Combination shall be at least equal to the highest amount determined under clauses (a), (b), (c), (d) and (e) below:
(a) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person or beneficial ownership of any of its holdings of Common Stock of the Corporation;
(b) the Fair Market Value per share of Common Stock of the Corporation on the Announcement Date or on the Determination Date, whichever is higher;
(c) the price per share equal to the Fair Market Value per share of Common Stock of the Corporation determined pursuant to the immediately preceding clause (b), multiplied by the ratio of (x) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person of beneficial ownership of any of its holdings of Common Stock of the Corporation to (y) the Fair Market Value per share of Common Stock of the Corporation immediately prior to the initial acquisition of any share of Common Stock of the Corporation by such Related Person (as determined by a majority of the Continuing Directors);
(d) the Company's earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters as reported in the most recent consolidated financial statements of the Corporation contained in the Corporation's most recent annual report or quarterly reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, immediately preceding the Announcement Date, multiplied by the higher of the then-price/earnings multiple (if any) of such Related Person or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community); and
(e) the per-share book value of the Common Stock as derived from the most recent consolidated financial statements of the Corporation contained in the Corporation's most recent annual or quarterly report filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
     2. The consideration to be received by the holders of the Common Stock of the Corporation in a Business Combination shall be (a) in cash or (b) if the shares of the Common Stock of the Corporation beneficially owned by the Related Person shall have been acquired for a consideration in a form other than cash, in the same form and of the same kind as the consideration used to acquire the largest number of shares of the Common Stock of the Corporation previously acquired and beneficially owned by the Related Person.
3. After the Determination Date and prior to the consummation of such Business Combination:
(a)except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding capital stock of the Corporation;
     (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock of the Corporation, except as approved by a majority of the Continuing Directors;
(c) there shall have been an increase in the annual rate of dividends paid on the Common Stock of the Corporation as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock of the Corporation, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors;
(d) the Related Person shall not have become the beneficial owner of any additional shares of Common Stock of the Corporation except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that would not result in any increase in the Related Person's percentage of Common Stock of the Corporation; and
(e) the Related Person shall have taken steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Directors proportionate to the ratio that the Common Stock of the Corporation which from time to time is owned by persons other than the Related Person bears to all Common Stock of the Corporation outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position).
     4. A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, or any successor thereto, shall have been mailed to all shareholders of the Corporation at least 45 days prior to the consummation of the Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or successor provisions) unless such requirement for a proxy statement is waived by the vote of a majority of the Continuing Directors. The proxy statement shall contain:
(a) at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing: and
(b) if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of the Corporation's Common Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as an agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services by the Corporation relating to such opinion).
     5. After such Related Person has acquired ownership of not less than five percent (5%) of such outstanding shares of any class or series of Common Stock of the Corporation and prior to the consummation of such Business Combination, and unless approved by a majority of the Continuing Directors, such Related Person shall not have:
(a) received the benefit, directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or tax credits or other tax advantages attributable to the Corporation or its activities and provided by law;
           (b) made any material change in the Corporation's business or equity capital structure or enteredinto any contract, arrangement or understanding withtheCorporation, or
(c) used any asset of the Corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.
     (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of Sections 7.05, 7.06 and 7.07, on the basis of information known to them after reasonable inquiry, (1) whether a Person is a Related Person, (2) the number of shares of Common Stock of the Corporation or other securities beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more,
(5) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (6) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in subsection (C) of this Section 7.06, (7) whether two or more Persons constitute a group as referred to in subsection (A)(11) of this Section 7.06;
(8) whether a mortgage or pledge is not made to avoid the requirements of subsection (A)(5) of this Section 7.06, and (9) any other matters with respect to which a determination is required under Sections 7.05, 7.06 and 7.07. Any such determination made in good faith shall be binding and conclusive on all parties.
(E) Nothing contained in this Section 7.06 shall be construed to relieve any Related Person from any fiduciary obligations imposed by law.
(F) The fact that any Business Combination complies with the provisions of this Section 7.06 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or to recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of any actions and response taken with respect to such Business Combination.
(G) All references herein to the price of, Fair Market Value of, or dividends paid on Common Stock of the Corporation shall refer to such price, Fair Market Value or dividends as adjusted for any subsequent stock splits, stock dividend, subdivision or reclassification with respect to the Common Stock of the Corporation.
(H) A Business Combination shall be subject to the requirements of this Section notwithstanding the fact that at any time no Continuing Director may be a member of the Board of Directors.
(I) In addition to any affirmative vote otherwise required by law or by the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.06; provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors.
Section 7.07 Factors to be Considered in Connection with Proposals for Mergers and Certain Other Business Combination. The Board of Directors, in evaluating any proposal by another party to (a) make a tender or exchange offer for any securities of the Corporation, or (b) effect a Business Combination (as defined in Section 7.06), whether with or by a Related Person (as defined in Section 7.06) or otherwise, shall, in connection with the exercise of its judgment as to what is in the best interest of the Corporation and its shareholders, give due consideration to the following:
     (A) the consideration to be received by the Corporation for its shareholders in connection with such transaction in relation not only to the then-current market price for the outstanding Common Stock of the Corporation, but also to the market price for the Common Stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition, future prospects and future value as an independent corporation;
(B) the character, integrity and business philosophy of the other party or parties to the transactions and the management of such party or parties;
(C) the business and financial conditions and earnings prospects of the other party or parties to the transactions, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located;
(D) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its Subsidiaries, its employees, suppliers, customers and others in similar relationships with the Corporation, and upon the communities in which the Corporation and its Subsidiaries do business;
(E) the general desirability of the continuance of the Corporation as an independent entity; and
(F) such other factors as the Continuing Directors (as defined in Section 7.06) may deem relevant.
In addition to any affirmative vote otherwise required by law or the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.07: provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).
                                    Section 8
Section 8.01. The payment of dividends upon the Common Stock of the Corporation shall be made only from earned surplus accruing subsequent to December 31, 1949.
                                    Section 9
Section 9.01. The Board of Directors of the Corporation is authorized to issue from time to time all or any part of the capital stock of the Corporation authorized by these Amended and Restated Articles of Incorporation, for such lawful consideration as may be determined by the Board of Directors.
                                   Section 10
Section 10.01 If any provisions of these Amended and Restated Articles of Incorporation is held invalid, the remainder of said articles shall not be affected thereby.
                                   Section 11
Section 11.01. The Board of Directors shall consist of such number of individuals as shall be specified in or fixed in accordance with the bylaws of the Corporation. Directors may be removed only for cause.
Section 11.02. If any vacancies occur on the Board of Directors by reason of (i) the death of any director, (ii) the resignation of any director, or (iii) the retirement or removal from office of any director, all the directors then in office, although less than a quorum may by a majority vote of the directors in office choose a successor or successors. Unless sooner displaced, the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the directors remaining in office after the occurrence of a vacancy shall be unable by a majority vote of the directors in office to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. Any directorship to be filled by reason of an increase in the number of directors shall be filled at a special meeting of shareholders called for that purpose or in the event no such special meeting is so called, then at the next annual meeting.
                                   Section 12
Section 12.01. These Amended and Restated Articles of Incorporation supersede the Restated Articles of Association and all amendments thereto.
     Dated  at  Colchester,  Vermont,  this  27th  day  of  May,  2004.


          /s/  Christopher  L.  Dutton
          ----------------------------
               President


          /s/  Donald  J.  Rendall,  Jr.
          ------------------------------
               Secretary